Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

We, Joseph P. Sambataro, Jr., the chief executive officer of Labor Ready, Inc. (the “Company”), and Steven C. Cooper, the chief financial officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                  The Quarterly Report of the Company on Form 10-Q, for the fiscal period ended September 30, 2005 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Joseph P. Sambataro	/s/ Steven C. Cooper
Joseph P. Sambataro, Jr.	Steven C. Cooper
Chief Executive Officer	President and Chief Financial Officer

October 27, 2005

A signed original of this written statement required by Section 906 has been provided to Labor Ready, Inc. and will be retained by Labor Ready, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.